Exhibit 99

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR RELEASE
Craig M. Koven	October 10, 2006
Communications Manager	4:01 p.m. ET
(800) CELADON Ext. 3812
(317) 972-7041 Direct
(317) 408-4859 Mobile
ckoven@celadontrucking.com

Celadon Group Announces Earnings Guidance for First Fiscal Quarter

INDIANAPOLIS - Celadon Group Inc. (Nasdaq: CLDN) announced today that earnings per share for the September 2006 quarter are expected to be in the range of 28 cents to 30 cents. This compares with 20 cents per share for the September 2005 quarter. As previously announced, the company will report its September 2006 quarter results on October 20. This guidance is being provided in view of pre-existing investor commitments next week and should not be considered an indication that the Company will provide guidance in future periods.

Celadon will hold a conference call to discuss its fiscal first quarter financial and operating results and the impact of the acquisition on Friday, Oct. 20 at 10:00 a.m. ET. Participants may join the conference by dialing 800-510-0178 pin # 22842534 a few minutes prior to the starting time. A replay will be available through Dec. 20, 2006 by dialing 888-286-8010 and entering call back code 24185881.

Founded in 1985, Celadon Group Inc. (www.celadongroup.com) is a truckload carrier headquartered in Indianapolis that operates in the U.S., Canada and Mexico. Celadon also owns TruckersB2B Inc. (www.truckersb2b.com) which provides cost savings to about 20,000 member fleets.
###

This press release and statements made by Celadon in its stockholder reports and public filings, as well as oral public statements by Celadon representatives, contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "intends," "expects," "plans," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, these statements include, without limitation, statements relating to our anticipated earnings per share for the September 2006 quarter. With respect to our expectations for the September 2006 quarter and our ongoing business in general, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that all of such amounts are estimated and have not been subject to all of the review procedures associated with the release of actual financial results and that changes in preliminary information and accruals may cause actual results to differ from expectations; excess tractor and trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at our facilities, or at customer, port, border crossing, or other shipping related facilities; our ability to execute our strategic plan; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; increases in insurance premiums and deductible amounts; elevated experience in the frequency or severity of claims relating to accident, cargo, workers' compensation, health, and other matters; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, the volume and terms of diesel purchase commitments, interest rates, fuel taxes, tolls, and license and registration fees; fluctuations in foreign currency exchange rates; increases in the prices paid for new revenue equipment; increases in interest rates or decreased availability of capital or other sources of financing for revenue equipment; decreases in the resale value of our used equipment; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the timing of, and any rules relating to, the opening of the border to Mexican drivers; challenges associated with doing business internationally; our ability to retain key employees; and the effects of actual or threatened military action or terrorist attacks or responses, including security measures that may impede shipping efficiency, especially at border crossings. Readers should review and consider the various disclosures made by Celadon in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. Celadon disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

For a more detailed discussion of these factors, please refer to the various disclosures made by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

Back to Form 8-K